As filed with the Securities and Exchange Commission on September 9, 2008                                                                                                                                                                                                                                                                                                                                             Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PLX TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware                                                                                                                                          94-3008334
(State or other jurisdiction of                                                                                                             (I.R.S Employer Identification No.)
incorporation or organization)

870 W. Maude Avenue, Sunnyvale, California 94085
(Address, including zip code, of registrant’s principal executive offices)

PLX Technology, Inc.
2008 Equity Incentive Plan
(Full Title of the Plan)

Mr. Arthur O. Whipple
Chief Financial Officer
PLX Technology, Inc.
870 W. Maude Avenue
Sunnyvale, California 94085
 (Name and Address of Agent for Service)

(408) 774-9060
 (Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Stephen J. Schrader, Esq.
Baker & McKenzie LLP
Two Embarcadero Center, 11th Floor
San Francisco, California 94111
(415) 576-3000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definition of "large accelerated filer", "accelerated filer" and "small reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934 (Check One):

Large accelerated filer [ ]    Accelerated filer [X]    Non-accelerated filer [ ]    Small Reporting Company [ ]

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	5,580,765 shares	$5.27 - $6.16	$29,560,152	$1,162

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the PLX Technology, Inc. 2008 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Registrant’s Common Stock.

(2)
Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee of shares reserved for future issuance under the PLX Technology, Inc. 2008 Equity Incentive Plan.  The computation for shares not subject to outstanding stock options is based on the average of the high and low prices of the Registrant’s Common Stock as reported on NASDAQ for September 4, 2008.  The computation for shares subject to outstanding stock options is based on the weighted average exercise price of such options.  These computations are based on the following:  5,412,765 shares not subject to outstanding equity awards having an offering price per share of $5.27 and aggregate offering price of $28,525,272, and 168,000 shares subject to outstanding stock options having an offering price per share of $6.16 and aggregate offering price of $1,034,880.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1).  Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by PLX Technology, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)    The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007;

(b)    The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

(c)    The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008;

(d)    The Registrant’s Current Reports on Form 8-K filed with the Commission on January 28, 2008, April 21, 2008, May 27, 2008, and July 28, 2008; and

(e)    The description of the Registrant’s Common Stock which is contained in its Registration Statement on Form 8-A filed with the Commission on April 2, 1999 (SEC File No. 000-25699), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant’s Amended and Restated Certificate of Incorporation provides that the personal liability of the directors of the Registrant is eliminated to the fullest extent permitted by the provisions of Paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.  The Registrant’s Amended and Restated Certificate of Incorporation provides further that the Registrant shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

The Registrant’s Bylaws further provide that each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee, or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Registrant to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any such action, suit or proceeding.

The Registrant has entered into agreements with its directors and officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The indemnification agreement also sets forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant has obtained a policy of directors’ and officers’ liability insurance that insures the Registrant’s directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 (SEC File No. 333-71795))

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on November 26, 2007 (SEC File No. 333-71795))

5.1	Opinion of Baker & McKenzie LLP

23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included within signature page to this Form S-8)

99.1	PLX Technology, Inc. 2008 Equity Incentive Plan (incorporated by reference to the Registrant’s proxy statement filed on April 18, 2008 (SEC File No. 000-25699))

Item 9.  Undertakings.

(A)   The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, PLX Technology, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on September 9, 2008.

                                                        PLX TECHNOLOGY, INC.

                                                          By:        /s/ Arthur O. Whipple
                                                          Arthur O. Whipple
                                                             Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael J. Salameh and Arthur O. Whipple, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Michael J. Salameh	Chief Executive Officer and Director	September 9, 2008
Michael J. Salameh	(Principal Executive Officer)

/s/ Arthur O. Whipple	Chief Financial Officer	September 9, 2008
Arthur O. Whipple	(Principal Financial and Accounting Officer)

/s/ D. James Guzy	Director and Chairman of the Board	September 9, 2008
D. James Guzy

/s/ John H. Hart	Director	September 9, 2008
John H. Hart

/s/ Robert H. Smith	Director	September 9, 2008
Robert H. Smith

/s/ Thomas Riordan	Director	September 9, 2008
Thomas Riordan

/s/ Patrick Verderico	Director	September 9, 2008
Patrick Verderico

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 (SEC File No. 333-71795))

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on November 26, 2007 (SEC File No. 333-71795))

5.1	Opinion of Baker & McKenzie LLP

23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included within signature page to this Form S-8)

99.1	PLX Technology, Inc. 2008 Equity Incentive Plan (incorporated by reference to the Registrant’s proxy statement filed on April 18, 2008 (SEC File No. 000-25699))